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EXHIBIT 10.16
BOEING


                               PURCHASE AGREEMENT

                                   9423JC4548

                                     between

                       BOEING DEFENSE & SPACE-IRVING CO.

                              3131 STORY ROAD WEST

                               IRVING, TEXAS 75038

                                       and

                                CORY COMPONENTS

                             2201 ROSECRANS AVENUE

                              EL SEGUNDO, CA 90245

                              Period of Performance

                    January 1, 1995 through December 31, 1999


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                              AGREEMENT #9423JC4548

                                TABLE OF CONTENTS

RECITALS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

AGREEMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

1.0   DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
      1.1  Products. . . . . . . . . . . . . . . . . . . . . . . . . . .     1
      1.2  Material Representative . . . . . . . . . . . . . . . . . . .     1
      1.3  F.O.B . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
      1.4  Order . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
      1.5  Specification . . . . . . . . . . . . . . . . . . . . . . . .     2

2.0   ISSUANCE OF ORDERS AND APPLICABLE TERMS. . . . . . . . . . . . . .     2
      2.1  Issuance of Orders. . . . . . . . . . . . . . . . . . . . . .     2
      2.2  Supplier Scheduling . . . . . . . . . . . . . . . . . . . . .     2
      2.3  Acceptance of Orders. . . . . . . . . . . . . . . . . . . . .     2
      2.4  Rejection of Orders . . . . . . . . . . . . . . . . . . . . .     3
      2.5  Written Authorization to Proceed. . . . . . . . . . . . . . .     3

3.0   TITLE AND RISK OF LOSS . . . . . . . . . . . . . . . . . . . . . .     3

4.0   PRICING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

5.0   NON-RECURRING COSTS. . . . . . . . . . . . . . . . . . . . . . . .     4

6.0   LEADTIME . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

7.0   DELIVERY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
      7.1  Requirements  . . . . . . . . . . . . . . . . . . . . . . . .     5
      7.2  Delay . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
      7.3  Expedited Delivery  . . . . . . . . . . . . . . . . . . . . .     5

8.0   ON-SITE REVIEW AND RESIDENT REPRESENTATIVES. . . . . . . . . . . .     5
      8.1  Review. . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
      8.2  Resident Representatives. . . . . . . . . . . . . . . . . . .     6

9.0   PRODUCT CONFORMANCE. . . . . . . . . . . . . . . . . . . . . . . .     6

10.0  QUALITY CONTROL, INSPECTION, REJECTION, AND ACCEPTANCE . . . . . .     6
      10.1 Controlling Document. . . . . . . . . . . . . . . . . . . . .     6


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      10.2 Inspection and Rejection. . . . . . . . . . . . . . . . . . .     6
      10.3 SELLER's Notice of Discrepancies. . . . . . . . . . . . . . .     7
      10.4 Right of Entry. . . . . . . . . . . . . . . . . . . . . . . .     7
      10.5 Certification . . . . . . . . . . . . . . . . . . . . . . . .     8
      10.6 Retention of Records. . . . . . . . . . . . . . . . . . . . .     8
      10.7 Source Inspection . . . . . . . . . . . . . . . . . . . . . .     8

11.0  PATENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8

12.0  EXAMINATION OF RECORDS . . . . . . . . . . . . . . . . . . . . . .     9

13.0  CHANGES TO SPECIFICATIONS. . . . . . . . . . . . . . . . . . . . .     9

14.0  CHANGES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9

15.0  INVOICE AND PAYMENT. . . . . . . . . . . . . . . . . . . . . . . .    10

16.0  PACKAGING AND SHIPPING . . . . . . . . . . . . . . . . . . . . . .    10

17.0  WARRANTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

18.0  TERMINATION FOR DEFAULT. . . . . . . . . . . . . . . . . . . . . .    11

19.0  TERMINATION FOR CONVENIENCE. . . . . . . . . . . . . . . . . . . .    11

20.0  FORCE MAJEURE. . . . . . . . . . . . . . . . . . . . . . . . . . .    12

21.0  RESPONSIBILITY FOR PROPERTY. . . . . . . . . . . . . . . . . . . .    12

22.0  TECHNOLOGICAL DEVELOPMENTS . . . . . . . . . . . . . . . . . . . .    12
      22.1 Proprietary Information . . . . . . . . . . . . . . . . . . .    13

23.0  COMPLIANCE WITH FEDERAL, STATE AND LOCAL LAWS. . . . . . . . . . .    13
      23.1 Clean Air Act . . . . . . . . . . . . . . . . . . . . . . . .    13

24.0  BUYER'S RIGHTS IN SELLER'S DATA, PATENTS AND TOOLING . . . . . . .    14

25.0  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
      25.1 Addresses . . . . . . . . . . . . . . . . . . . . . . . . . .    14
      25.2 Effective Date. . . . . . . . . . . . . . . . . . . . . . . .    15

26.0  PUBLICITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15

27.0  FACILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15


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28.0  RELIANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15

29.0  ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15

30.0  SUBCONTRACTING . . . . . . . . . . . . . . . . . . . . . . . . . .    16

31.0  NOTICE OF LABOR DISPUTES . . . . . . . . . . . . . . . . . . . . .    16

32.0  NON-WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16

33.0  HEADING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16

34.0  PARTIAL INVALIDITY . . . . . . . . . . . . . . . . . . . . . . . .    16

35.0  APPLICABLE LAW; JURISDICTION . . . . . . . . . . . . . . . . . . .    16

36.0  TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
      36.1 Exclusion of Taxes in Price . . . . . . . . . . . . . . . . .    16
      36.2 Tax Claims. . . . . . . . . . . . . . . . . . . . . . . . . .    17

37.0  ENTIRE AGREEMENT; ORDER OF PRECEDENCE. . . . . . . . . . . . . . .    17

ATTACHMENT "A"   Specifications and Pricing. . . . . . . . . . . . . . .    19

ATTACHMENT "B"   Leadtime. . . . . . . . . . . . . . . . . . . . . . . .    20

ATTACHMENT "C"   Supplier Scheduling Program . . . . . . . . . . . . . .    21

ATTACHMENT "D"   Supplier Scheduling Report. . . . . . . . . . . . . . .    23

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                            AGREEMENT NO. 9423JC4548

This Agreement is made this date, February 8, 1995, by and between BOEING DEFENSE & SPACE - IRVING CO., of 3131 Story Road West, Irving, TX 75038, herein known as "BUYER", and CORY COMPONENTS, of 2201 Rosecrans Ave., El Segundo, CA 90245, herein known as "SELLER".

This Agreement shall be in effect from January 1, 1995 through December 31, 1999 and for the delivery schedules through June 30, 2000 with option to extend. The terms of this Agreement may also be extended to compensate for an amount of time equal to the time the contract is on hold due to quality problems, should any be encountered.

                                    RECITALS

     A.   BUYER is currently supporting production of commercial aircraft.

     B. SELLER manufactures and sells certain goods and services for use in the production and support of commercial aircraft.

     C. SELLER desires to sell and BUYER desires to purchase certain of Seller's goods and services for the production and support of commercial aircraft.

     D. SELLER and BUYER desire to enter into an agreement for the sale by Seller and purchase by BUYER of Products as defined herein.

          Now, therefore, in consideration of the mutual covenants set forth herein, the parties agree as follows:

                                   AGREEMENTS


1.0  DEFINITIONS

     1.1 "PRODUCTS" shall mean (a) all goods purchased and described on any Order and (b) services purchased and described on any Order or attachments to this Agreement.

     1.2 "MATERIAL REPRESENTATIVE" shall mean the employee and his/her management designated as such by BUYER from time to time, or in the absence of such designation, BUYER's employee and his/her management primarily responsible for dealing with SELLER in connection with administration of the applicable Order.

     1.3   "F.O.B." shall mean "Free on Board".

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     1.4   "ORDER": Each purchase order accepted by SELLER is a contract between
           BUYER and SELLER and shall be referred to herein as an "Order". (See
           Article 2.2, "Supplier Scheduling").

     1.5 "SPECIFICATION": Specifications shall be defined to mean the document(s) which are referenced and/or attached hereto, and also include those incorporated as Attachment "A".

2.0 ISSUANCE OF ORDERS AND APPLICABLE TERMS

     2.1   ISSUANCE OF ORDERS

           BUYER shall issue Orders to SELLER from time to time. Each Order shall contain a description of the Products ordered, a reference to the applicable specifications and drawings, the quantities, the prices, the delivery schedule, the terms and place of delivery, any special conditions and the following note:

           "This Order is placed in accordance with Agreement No. 9423JC4548 between Boeing Defense & Space - Irving Co. and Cory Components. Period of performance January 1, 1995 through December 31, 1999 with deliveries through June 30, 2000."

     2.2   SUPPLIER SCHEDULING

           In the future, this contract may be modified by mutual agreement to include Supplier Scheduling disciplines and techniques which may alter leadtimes, Order releases and reschedule policies.

           For Supplier Scheduling disciplines and techniques, this Agreement shall be modified for Orders released by BUYER as agreed to in Attachments "C" and "D". Leadtimes, minimum production releases and order policies may be altered as mutually agreed between BUYER and SELLER.

     2.3   ACCEPTANCE OF ORDERS

           Each Order is BUYER's offer to SELLER and acceptance is strictly limited to its terms. BUYER WILL NOT BE BOUND BY AND SPECIFICALLY OBJECTS TO ANY TERM OR CONDITION WHICH IS DIFFERENT FROM OR IN ADDITION TO THE PROVISIONS OF THE ORDER, WHETHER OR NOT SUCH TERM OR CONDITION WILL MATERIALLY ALTER THE ORDER. SELLER's commencement of performance or acceptance of the Order in any manner shall conclusively evidence SELLER's acceptance of the Order as written. BUYER may revoke, at no charge, any Order/release prior to receipt of SELLER's written acceptance or SELLER's commencement of performance.

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     2.4   REJECTION OF ORDERS

           Any rejection by SELLER of an Order shall specify the reasons for rejection and any changes or additions that would make the Order acceptable to SELLER; provided, however, that SELLER may not reject any Order for reasons inconsistent with the provisions of this Agreement.

     2.5 WRITTEN AUTHORIZATION TO PROCEED

           BUYER may give written authorization to SELLER to commence performance before BUYER issues an Order. If BUYER in its written authorization specifies that an Order will be issued, BUYER and SELLER shall proceed as if an Order had been issued. This Agreement and the terms stated in such written authorization shall be deemed to be a part of BUYER's offer, and the parties shall promptly agree on any open Order terms. If BUYER does not specify in its written authorization that an Order shall be issued, BUYER's obligation is strictly limited to the terms of the written authorization.

           If SELLER commences performance (a) before an Order is issued or (b) without receiving BUYER's prior written authorization to proceed, such performance shall be at SELLER's expense.

3.0        TITLE AND RISK OF LOSS

           Title to and risk of any loss of or damage to the Products shall pass from SELLER to BUYER at F.O.B. point El Segundo, CA, except for loss or damage thereto resulting from SELLER's fault or negligence. Passage of title on delivery does not constitute BUYER's acceptance of Products.

4.0        PRICING

           Pricing for all product(s) purchased under this Agreement shall not exceed the prices shown in Attachment "A", and shall remain firm through December 31, 1999 and for deliveries through June 30, 2000, unless altered by specification changes outlined in Article 13.0, "CHANGES TO SPECIFICATIONS". Pricing shall be available to all BOEING locations and subsidiaries should they elect to participate under the terms of this Agreement.

           If during the term of this Agreement, SELLER, in its sales to other customers, reduces prices or leadtimes of like quantities of comparable items, below those stated herein, the lowest prices and reduced leadtimes will be made available to the BUYER and prevail under this Agreement. SELLER shall promptly, in writing, notify BUYER of such reductions as they become known and/or effective.

           If, during the term of this Agreement, a qualified Supplier offers BUYER a qualified product which is comparable to a product herein, at a price which is more than five percent (5%) lower than the price specified herein, then SELLER shall be offered the

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           opportunity to continue providing the product, or comparable product acceptable to BUYER, under this Agreement at such lower price.

           If SELLER is unwilling to meet competition as specified above, then the product affected may, at BUYER's option, be deleted from this Agreement and BUYER shall have no further obligations to such product under this Agreement. Such deletion shall have no effect upon BUYER's obligation to accept delivery of product already released by BUYER prior to such deletion. The Agreement, as modified, shall remain in full force and effect with respect to the remaining products.

           All purchases of units shall be made only upon BUYER's standard Order(s) then in use at its various buying locations. (Reference
           Article 2.2 "Supplier Scheduling"). All such Orders shall be accumulated in calculating quantities. Orders shall specify BUYER's part numbers, quantities, due dates, and agreement numbers. ESTIMATES AND REQUIREMENTS USED IN ANY DOCUMENT RELATING TO THIS AGREEMENT ARE INFORMATIONAL ONLY AND REPRESENT NO COMMITMENT BY BUYER UNTIL A SPECIFIC ORDER IS RELEASED. BUYER DOES NOT COMMIT TO PURCHASE ALL OR ANY SPECIFIC PORTION OF ITS TOTAL NEEDS, ESTIMATES, OR REQUIREMENTS FROM SELLER.

           BUYER shall in no event or under any circumstances whatsoever be liable for raw material, work in process, components, or any other expenses or damages except as expressly agreed to herein.

           BUYER's maximum liability shall not at any time exceed the number of furnished units for which Orders have been released, times the furnished unit price specified herein.

           Items furnished by SELLER, but not listed on Attachment "A" may be negotiated and added to this Agreement by written addendum.

5.0        NON-RECURRING COSTS


           A. Non-recurring charges, if any, incurred by BUYER in conjunction with this Agreement shall be an all inclusive, one-time charge, shown, upon occurrence, in Attachment "A", to produce the corresponding product(s) listed in Attachment "A". Such charges shall be itemized and invoiced separately from product costs.

           B. All tooling, jigs, fixtures, drawings, etc. shall become the property of BUYER at time of payment of the Order invoice for same, and shall be maintained in an industry acceptable manner and covered for replacement value by the SELLER while in SELLER's possession. In the event of termination of this Agreement BUYER shall provide disposition of such property to SELLER.

6.0        LEADTIME

           SELLER shall maintain "not to exceed" leadtimes as stated in Attachment "B". BUYER, at its option, may specify longer time intervals.

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7.0  DELIVERY


     7.1   REQUIREMENTS

           Deliveries shall be strictly in accordance with the quantities, the schedule and other requirements specified in the applicable Order. SELLER may not make early deliveries without BUYER's prior written authorization. All delivery dates shown on the Order(s) are to be considered BUYER's on DOCK DATES. SELLER agrees to ship in sufficient time to meet the required date without preceding it by more than five
           (5) calendar days or exceeding it by more than zero (0) days provided that the quantities and schedules are in accordance with the requirements of this Agreement.

           BUYER reserves the right to reschedule for later delivery any item on the Order(s) at no charge, by giving notice at least fifteen (15) working days prior to the date of the original scheduled due date of that item.

           BUYER's expectation is 100% On-Time delivery to SELLER's commitment. SELLER shall maintain a minimum of 96% on-time delivery to SELLER commitment as measured by BUYER's performance rating system. It is understood that BUYER's minimum acceptable performance will increase during the term of this Agreement.

     7.2   DELAY

           SELLER shall notify BUYER immediately, in writing, upon learning of any circumstance that may cause a delay in delivery, stating the period of delay and the reasons therefore. SELLER shall use reasonable additional effort, including premium effort, and shall ship via air or other expedited routing to avoid or minimize delay to the maximum extent possible. All additional costs resulting from such premium effort or premium transportation shall be borne by SELLER. Nothing herein may be construed to prejudice any of the rights or remedies provided to BUYER in the applicable Order or by law.

     7.3   EXPEDITED DELIVERY

           In the event BUYER has requirements that necessitate an expedited delivery date, SELLER will strive to meet this need and any premium charges shall be negotiated at time of Order. In the event SELLER fails to exert reasonable effort to meet a delivery date for which premium charges have been authorized, such charges shall become void.

8.0  ON-SITE REVIEW AND RESIDENT REPRESENTATIVES


     8.1   REVIEW

           At BUYER's request, SELLER shall provide at BUYER's facility, or at a place designated by BUYER, a review explaining the status of any Order, actions taken

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           or planned to be taken relating to such Order and any other relevant information. Nothing herein may be construed as a waiver of BUYER's rights to proceed against SELLER because of any delinquency.

     8.2   RESIDENT REPRESENTATIVES

           BUYER may in its discretion and for such periods as it deems necessary assign resident personnel at SELLER's facilities in addition to the resident Quality Control personnel provided for in
           Article 10.3, "Right of Entry". The resident team will function under the guidance of BUYER's manager who will provide program coordination within the scope of the work authorized by any Order. The resident team will provide communication and coordination to ensure timely performance of any Order. BUYER's resident team shall be allowed access to all work areas, Order status reports and management review necessary to assure timely coordination and conformance with the requirements of each Order. SELLER, however, remains fully responsible for performing in accordance with each Order.

9.0  PRODUCT CONFORMANCE

     SELLER shall manufacture Product(s) listed in Attachment "A" to the requirements set forth in the specifications listed in Attachment "A". SELLER warrants that Products delivered under this Agreement shall conform 100% to the performance and design parameters of BUYER'S Specifications.

10.0 QUALITY CONTROL, INSPECTION, REJECTION, AND ACCEPTANCE


     10.1  CONTROLLING DOCUMENT

           All work performed under each Order shall be subject to Document D1-9000 "Advanced Quality System for Boeing Suppliers", latest revision as revised from time to time. Such document by this reference is incorporated herein.

     10.2  INSPECTION AND REJECTION

           Products shall be subject to final inspection and acceptance by BUYER at destination, notwithstanding any payment or prior inspection. All Products from all lots received by BUYER shall either be new and unused Products or Products authorized by BUYER's reject tag disposition. Final inspection of a Product will be made within a reasonable time after receipt of such Product. BUYER may reject any or all of the Products which do not strictly conform to the requirements of the applicable Order. BUYER may reject an entire lot of Product based on discrepancies detected in a sample quantity selected from the lot. BUYER shall by notice, rejection tag or other communication notify SELLER of such rejection. At SELLER's risk and expense, all such Products will be returned to SELLER for immediate rework, replacement or other correction and redelivery or full credit to BUYER; provided, however, that with respect to any or all of such Products and at BUYER's election and at SELLER's risk and expense, BUYER

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           may: (a) hold, retain or return such Products without permitting any rework, replacement or other correction by SELLER; (b) hold or retain such Products for rework by SELLER or, at BUYER's election, for rework by BUYER with such assistance from SELLER as BUYER may require; (c) return such Products for full credit only (d) hold such Products until SELLER has delivered conforming replacements for such Products; (e) hold such Products until confirming replacements are obtained from a third party; or (f) return such Products with instructions to SELLER as to whether such Products shall be reworked or replaced and as to the manner of redelivery. Any attempt by SELLER to salvage Products rejected by BUYER shall be in accordance with the BUYER's rejection tag disposition. BUYER shall provide rejection tag documentation to the SELLER to authorize the salvage. Lots delivered with BUYER's rejection tag deviations shall contain a copy of the rejection tag authorizing such deviation and must be attached to the applicable packing sheets. BUYER shall provide a copy of the rejection tag to the SELLER. SELLER shall strive to complete all rework, replacement and other corrections and redelivery within fifteen (15) calendar days. All costs and expenses, loss of value and any other damages incurred as a result of or in connection with nonconformance and rework, replacement or other correction may be recovered from SELLER by a mutually agreeable equitable price reduction, set-off or credit against any amounts that may be owed to SELLER under the applicable Order or otherwise.

           BUYER may revoke its acceptance of any Products and have the same rights with regard to the Products involved as if it had originally rejected them.

     10.3  SELLER'S NOTICE OF DISCREPANCIES

           The SELLER shall notify BUYER, in writing within five (5) days, should the SELLER believe and/or have been notified in any manner, that non-compliant Product has or may have been delivered against this Agreement. This condition shall survive beyond the performance period of the Agreement.

     10.4  RIGHT OF ENTRY

           BUYER's authorized representatives and/or Federal Aviation Administration may enter SELLER's plant at all reasonable times to conduct preliminary inspections and tests of the Products and work-in-process. SELLER shall include in its major subcontracts issued in connection with an Order a like provision giving BUYER the right to enter the plants of SELLER's subcontractors. BUYER may assign representatives at SELLER's plant on a full-time basis. SELLER shall furnish, free of charge, all office space, secretarial service and other facilities and assistance reasonably required by BUYER's representatives at SELLER's plant.

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     10.5 CERTIFICATION

           A certification that materials and/or finished parts have been controlled and tested in accordance with and will meet specified Order requirements and applicable specifications and that records are on file subject to BUYER's examination shall be included on or with the packing sheet accompanying each shipment. The drawing or specification revision will be noted on such packing sheet. Such packing sheet shall note if BUYER has provided materials. Copies of manufacturing planning, test and inspection results or certifications shall be furnished to BUYER on request.

     10.6 RETENTION OF RECORDS

           Quality Control records shall be maintained on file and available to BUYER's authorized representatives. SELLER shall retain such records for a period of not less than three (3) years from the date of final payment under the applicable Order. Prior to disposal of any such records, BUYER shall be notified and SELLER shall transfer such records as BUYER may direct.

     10.7 SOURCE INSPECTION

           If an Order contains a notation that "Source Inspection" is required, the Products may not be packed for shipment until they have been submitted to BUYER's Quality Control representative for inspection. Both the packing list and SELLER's invoice must reflect evidence of this inspection.

11.0 PATENTS

     SELLER shall defend any suit or proceeding brought against BUYER, insofar as such suit or proceeding is based on a claim that goods manufactured and supplied to BUYER constitute direct infringement of any patent or copyright. SELLER must be notified promptly of such claim in writing and must be given all necessary authority, information and assistance (at SELLER's expense). SELLER will pay all damages and costs awarded against BUYER.

     If the use of such Product or part is enjoined, SELLER will, in its sole discretion and expense, procure for BUYER the right to continue using said Product or part, replace same with an acceptable non-infringing product or part or modify it so that it becomes non-infringing, in a manner that is acceptable to the BUYER.

     SELLER shall have no liability for any infringement of patents, copyrights, trademarks or other intellectual property rights resulting from use of said Product other than as specified in relevant SELLER publications or from use of said Product with Products not supplied by SELLER.

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12.0 EXAMINATION OF RECORDS

     SELLER shall maintain complete and accurate records showing the sales volume of all Products. Such records shall support all services performed, allowances claimed and costs incurred by SELLER in the performance of each Order, including but not limited to those factors which comprise or affect direct labor hours, direct labor rates, material costs, burden rates and subcontracts. Such records and other data shall be capable of verification through audit and analysis by BUYER and be available to BUYER at SELLER's facility for BUYER's examination and audit at all reasonable times from the date of the applicable Order until three (3) years after final payment under such Order. SELLER shall provide assistance to interpret such data if required by BUYER. Such examination shall provide BUYER with complete information regarding SELLER's performance for use in price negotiations with SELLER relating to existing or future Orders for Products (including but not limited to negotiation of equitable adjustments for changes and termination/obsolescence claims pursuant to Article 14.0, "CHANGES"). BUYER shall treat such information as confidential.

13.0 CHANGES TO SPECIFICATIONS

     With respect to each Product, SELLER shall notify BUYER in writing whenever SELLER's design or development activities indicate the need for any configuration detail or function of such Product to differ from the Product that has been qualification tested or previously delivered or from the configuration in Seller's approved design. With respect to each Product, SELLER shall obtain BUYER's approval prior to incorporation of:

     a.    Changes which alter the form, fit or function of such Product;

     b. Changes which affect the repair or replacement interchange ability of such Product;

     c.    Changes to processes after construction of the qualification test
           Product;

     d. Changes involving material or component substitution or finish changes;

     e.    Changes that effect the downward compatibility of the Product;

     f. Changes which alter the weight, center of gravity or moment of inertia of such Product.

     If BUYER requests, SELLER shall submit a supplement to the applicable qualification report to document and qualify the above changes.

14.0 CHANGES

     BUYER's Material Representative may at any time by written change Order make reasonable changes within the general scope of an Order in any one or more of the following: (a) drawings, designs or specifications; (b) shipping or packing; (c) place of inspection, delivery or acceptance; (d) adjustments in quantities and delivery schedules, or both; and (e) the amount of BUYER-furnished property. SELLER shall proceed immediately to perform the Order as changed. If any such change causes an increase or decrease in the cost of, or the time required for, the performance of any part of the work, whether changed or not changed by the change Order, an equitable adjustment shall be made in the price of or the delivery schedule for those Products affected, and the applicable Order and any affected pricing shown in Attachment "A" shall be modified in writing accordingly. Any claim by SELLER for adjustment under this Article must be received by BUYER in writing within thirty (30) days from the date of receipt by SELLER of the written change Order or within such further time as the parties may agree in writing or such claim shall be deemed waived. Nothing in this paragraph shall excuse SELLER from proceeding with an Order as changed, including failure of the parties to agree on any adjustment to be made under this paragraph.

     If SELLER considers that the conduct of any of BUYER's employees has constituted a change hereunder, SELLER shall immediately notify BUYER in writing as to the nature of such conduct and its effect on SELLER's performance. PENDING DIRECTION FROM BUYER'S MATERIAL REPRESENTATIVE, SELLER SHALL TAKE NO ACTION TO IMPLEMENT ANY SUCH CHANGE.

15.0 INVOICE AND PAYMENT

     A separate invoice shall be issued for each shipment of Products. Unless otherwise specified in the applicable Order, no invoice may be issued prior to shipment of the Products. Payment shall be Net 30 days. Payment due dates shall be computed from (a) the date of receipt of the Product, (b) the date of receipt of a correct invoice or (c) the scheduled delivery date of such Product, whichever is last, up to and including the date BUYER's check is mailed. All payments are subject to adjustment for shortages, credits and rejections. Invoices without this information will be considered incomplete and return for correction. Mail to:

                    Boeing Defense & Space - Irving Co.
                    P.O. Box 152707
                    Irving, Texas 75015-2707
                    Attn: Accounts Payable

16.0 PACKAGING AND SHIPPING

     SELLER shall prepare for shipment and suitably pack all Products to prevent damage or deterioration, or comply with any special instructions stated in the applicable Order. BUYER shall pay no charges for preparation, packing, crating or cartage unless stated in the applicable Order. BUYER's Order numbers and part numbers must be indicated on the applicable Bill of Lading or packing list.

     All shipments will be made via UPS GROUND. Any deviation from this method must be authorized by the BUYER, or the BUYER's Material Representative.

17.0 WARRANTY

     It is BUYER's expectation to receive 100% defect-free Product. SELLER warrants that all Products delivered shall: (a) be free from defects in material and workmanship; (b) conform to the requirements of the Order including, but not limited to, the applicable descriptions, specifications and drawings, and (c) be free from defects in design and fit for the intended purpose for a period of three (3) years from date of delivery.

     Products proved to be in non-conformance with the requirements stated above shall be returned to SELLER pursuant to Article 10.2, "Inspection and Rejection".

     The warranty does not extend to any Product supplied by SELLER which has been subjected to misuse, neglect or accident.

18.0 TERMINATION FOR DEFAULT

     BUYER and/or SELLER may terminate this Agreement by written notice to the other party upon the happening of any of the following events:

     a. The SELLER and/or SELLER's Agent, or BUYER, seeks relief under any provision of the bankruptcy or insolvency laws, or is adjudicated bankrupt or insolvent, or in the event a receiver is appointed for all, or substantially all, of its property;

     b. If the SELLER defaults in the performance of its obligations under this Agreement and fails to correct such default within thirty (30) days of written notice by BUYER;

     c. If SELLER fails to demonstrate to BUYER's satisfaction the ability to meet the specifications referenced in Attachment "A".

     In the event of BUYER's termination for default, SELLER must be notified of such default in writing and given thirty (30) days from receipt of notice of default. SELLER shall be liable for all costs and expenses for non-delivered finished goods, raw material, work in process, components, SELLER's commitments to its sources of supply and any damages incurred by SELLER under this Agreement, or Orders released in conjunction with this Agreement that occur prior to any cancellation.

19.0 TERMINATION FOR CONVENIENCE

     BUYER may terminate the performance of the work under this Agreement in whole at any time, or from time to time in part, by written notice to SELLER. Upon receipt of such notice, SELLER shall, unless the notice directs otherwise, immediately discontinue all work and the placing in all orders for materials, facilities, and supplies in connection with performance of this order and shall proceed to cancel promptly all existing orders and terminate all subcontracts insofar as such orders or subcontracts are chargeable to this order. Upon the termination of work under this order, full and complete settlement of all claims of SELLER with respect to the termination work shall be made as follows: (Reference Article 12.0 "EXAMINATION OF RECORDS")

     a. Shipments due forty-five (45) calendar days or less from date of notification are not cancelable.

     b.    Cancellation of shipments for individual part numbers due forty-six
           (46) calendar days or more from date of notification will be at no charge to BUYER.

     Under no circumstances shall BUYER'S cancellation liability for all materials, subassemblies, or finished goods exceed the agreed to unit price times the quantity of undelivered units.

     IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT OR CONSEQUENTIAL DAMAGES.

20.0 FORCE MAJEURE

     Neither party shall be liable in damages for delay in delivery due to any causes beyond the control or without its fault or negligence including, without limitation, acts of God or the public enemy, acts of the government, fires, flood, epidemics, quarantine restrictions, strikes, freight embargo, and unusually severe weather. SELLER and/or BUYER shall notify the other in writing of such causes within two (2) scheduled working days after one first learns of same.

21.0 RESPONSIBILITY FOR PROPERTY

     On delivery to SELLER or manufacture or acquisition by it of any materials, parts, tooling or other property, title to any of which is with BUYER, SELLER shall assume the risk of and be responsible for any loss thereof or damage thereto. In accordance with the provisions of an Order, but in any event on completion thereof, SELLER shall return such property to BUYER in the condition in which it as received except for reasonable wear and tear and except to the extent that such property has been incorporated in Products delivered under such Order or has been consumed in the normal performance of work under such Order.

22.0 TECHNOLOGICAL DEVELOPMENTS

     SELLER shall promptly advise BUYER of technological advances which are known, or become known, to SELLER over the course of performance of its obligations under this Agreement, which may result in the product(s) having added value to BUYER. Should BUYER elect to incorporate such advances, it shall do so pursuant to the conditions of Article 13.0, "CHANGES TO SPECIFICATIONS".

     22.1  PROPRIETARY INFORMATION

           Proprietary Information Agreement Number 91-3014 dated October 30, 1991, shall remain in force through the term of this Agreement and is incorporated, by reference, into this Agreement.

23.0 COMPLIANCE WITH FEDERAL, STATE AND LOCAL LAWS

     SELLER warrants that in the performance of each Order it has complied with and will comply with all applicable federal, state and local laws and ordinances and all Orders, rules and regulation thereunder. In SELLER's invoice or other form satisfactory to BUYER, SELLER shall certify that the Products covered by the applicable Order were produced in compliance with Sections 6, 7, and 12 of the Fair Labor Standard Act (29 U.S.C. 201-219), as amended, and the regulations and Orders of the U.S. Department of Labor issued under Section 14 thereof.

     The "Equal Opportunity" clause in FAR 52.222-26,-35, -36 is incorporated herein by this reference, except "Contractor" shall mean SELLER.

     23.1 CLEAN AIR ACT

           The item(s) to be delivered under this Agreement may be manufactured using Class 1 ozone depleting substances and the following warning statement shall apply to such items(s):

           WARNING: MANUFACTURED WITH CFC-11, 12, 13, 111, 112, 113, 114, 115,
           211, 212, 213, 214, 215, 216, 217, HALONS 1211, 1301, 2402, CARBON
           TETRACHLORIDE OR METHYL CHLOROFORM SUBSTANCES WHICH HARM PUBLIC HEALTH AND ENVIRONMENT BY DESTROYING OZONE IN THE UPPER STRATOSPHERE.

           The item(s) to be delivered under this Agreement may contain Class 1 ozone depleting substances and the following warning statement shall apply to such item(s):

           WARNING: MANUFACTURED WITH CFC-11, 12, 13, 111, 112, 113, 114, 115,
           211, 212, 213, 214, 215, 216, 217, HALONS 1211, 1301, 2402, CARBON
           TETRACHLORIDE OR METHYL CHLOROFORM SUBSTANCES WHICH HARM PUBLIC HEALTH AND ENVIRONMENT BY DESTROYING OZONE IN THE UPPER STRATOSPHERE.

           It is agreed that the above warning statements satisfy the requirement of the Clean Air Act Amendments of 1990 (Section 611), Title 40 CFR Part 82. Accordingly, no method of marking or tagging items shall be used unless the item is a chemical or chemical compound.

24.0 BUYER'S RIGHTS IN SELLER'S DATA, PATENTS AND TOOLING

     BUYER shall have an irrevocable, nonexclusive, free license to use, and license others to use on BUYER's behalf, all of SELLER's patents, designs, processes, drawings, technical data and tooling related to the development, production, maintenance or rework of any Product; provided, however, that such license is conditioned upon the occurrence of one or more of the following events:

     a. Institution of reorganization, arrangement or liquidation proceedings by or against SELLER;

     b. Failure of SELLER's trustee in bankruptcy or SELLER as debtor in possession to assume any Order within sixty (60) days after a bankruptcy petition was filed;

     c.    SELLER's insolvency;

     d. Appointment of a trustee or receiver for SELLER's property or business;

     e.    Assignment for the benefit of creditors of SELLER;

     f.    SELLER's suspension of production of all or any of such Product;

     g.    SELLER's suspension of business operations;

     h. Cancellation of any Order in whole or in part pursuant to Article 18.0, "TERMINATION FOR DEFAULT"; or

     i. The acquisition of SELLER by, or SELLER's sale of any or all of its rights to manufacture such Product to, a third party, when the sale of any or all of those rights precludes in any way, shape, or form the SELLER's ability to manufacture and deliver any or all of those Products listed on Attachment "A".

     In support of the license granted herein, and without further cost to BUYER, SELLER shall provide all assistance BUYER requires to permit the immediate transfer of the patents, designs, processes, drawings, technical data and tooling to BUYER in a manner that satisfies BUYER's production requirements.

25.0 NOTICES

     Notices and other communications shall be given in writing to the respective party as follows:

     25.1  ADDRESSES

           To BUYER:          BOEING DEFENSE & SPACE - IRVING CO.
                              3131 STORY ROAD WEST
                              IRVING, TEXAS 75038
                              ATTN: PROCUREMENT REPRESENTATIVE
                              MAIL STOP: TR-41

           To SELLER:         CORY COMPONENTS
                              2201 ROSECRANS AVE.
                              EL SEGUNDO, CALIFORNIA 90245
                              ATTN: MR. BRIAN GAMBERG

     25.2  EFFECTIVE DATE

           The date on which any such communication is delivered to the addressee is the effective date of such communication.

26.0 PUBLICITY

     SELLER may not, and shall require that its subcontractors and suppliers of any tier may not, cause or permit to be released any publicity, advertisement, news release, public announce, or denial or confirmation of the same, in whatever form, regarding any aspect of any Order without BUYER's prior written approval.

27.0 FACILITIES

     SELLER shall bear all risk of providing adequate facilities and equipment to perform each Order in accordance with the terms thereof. If any contemplated use of government or other facilities or equipment is not permitted by the government or is not available for any other reason, SELLER shall be responsible for arranging for equivalent facilities and equipment at no costs to BUYER. Any failure to do so does not excuse any deficiencies in SELLER's performance or affect BUYER's right to cancel under Article 18.0 "TERMINATION FOR DEFAULT", or under any provision of law.

28.0 RELIANCE

     SELLER acknowledges that SELLER is an expert in all phases of the work involved in producing and supporting the Products, including but not limited to the designing, testing, developing, manufacturing, improving, and servicing of the Products. SELLER agrees that BUYER and BUYER's customers may rely on SELLER as an expert and SELLER will not deny any responsibility or obligation hereunder to BUYER or BUYER's customers on the grounds that BUYER or BUYER's customers provided recommendations or assistance in any phase of the work involved in producing or supporting the Products, including but not limited to BUYER's acceptance of specifications, test data or the Products.

29.0 ASSIGNMENT

     This Agreement shall insure to the benefit of and be binding on each of the parties hereto and their respective successors and assigns, provided however, that no assignment of any rights or delegation of any duties under such Agreement is binding on either party unless the other party's written consent has first been obtained. Notwithstanding the above, SELLER may assign claims for monies due or to become due under any Order provided that BUYER may recoup or setoff any amounts covered by any such assignment against any indebtedness of SELLER to BUYER, whether arising before or after the date of the assignment or the date of this Agreement, and whether arising out of any such Order or any other agreement between the parties. BUYER may settle all claims arising out of any Order, including termination claims, directly with SELLER. BUYER may unilaterally assign any rights or title to property under this Agreement to any wholly-owned subsidiary of The Boeing Company.

30.0 SUBCONTRACTING

     SELLER may not procure any Product from a third party in a completed or a substantially completed form without BUYER's prior written consent.

31.0 NOTICE OF LABOR DISPUTES

     SELLER shall immediately notify BUYER of any actual or potential labor dispute that may disrupt the timely performance of an Order. SELLER shall include the substance of this Article, including this sentence, in any subcontract relating to an Order if a labor dispute involving the subcontractor would have the potential to delay the timely performance of such Order. Each subcontractor, however, shall only be required to give the necessary notice and information to its next higher-tier subcontractor.

32.0 NON-WAIVER

     Neither party's failure at any time to enforce any provision of this Agreement does not constitute a waiver of such provision or prejudice the other party's right to enforce such provision at any subsequent time.

33.0 HEADING

     Article and paragraph headings used in this Agreement are for convenience reference only and do not affect the interpretation of the Agreement.

34.0 PARTIAL INVALIDITY

     If any provision of this Agreement is or becomes void or unenforceable by force or operation of law, the other provisions shall remain valid and enforceable.

35.0 APPLICABLE LAW; JURISDICTION

     This Agreement shall be governed by, subject to and construed according to the laws of the State of Texas. For purposes of applying Texas law, this Agreement shall be deemed to have been entered into and wholly performed in Texas.

36.0 TAXES

     36.1 EXCLUSION OF TAXES IN PRICE

           All items purchased will be exempt from Texas State and local sales and use taxes under certificate number 1-91-0840170-4.

     36.2 TAX CLAIMS
           In the event that SELLER invoices and collects a tax for a state or local taxing authority that SELLER should not have collected from BUYER because of 36.1 above, SELLER shall promptly refund to BUYER the amount of tax collected by SELLER.

37.0 ENTIRE AGREEMENT; ORDER OF PRECEDENCE

     This Agreement sets forth the entire agreement, and supersedes any and all other agreements, understandings, representations, and communications between BUYER and SELLER, whether written or oral, related to the subject matter of such Order. In addition to the documents previously incorporated herein by reference, the documents listed below are by this reference made a part of this Agreement:

     A.    Specification Control Documents.
     B. Any other exhibits or documents agreed to by the parties to be a part of this Agreement.

     In the event of a conflict or inconsistency between any of the terms of the following documents, the following order of precedence shall control:

     A.    Purchase Agreement
     B.    Order
     C.    Specification Control Drawing (if applicable)
     D. Any other exhibits or documents the parties agree shall be part of this Agreement.

EXECUTED in duplicate as of the date and year first written above by the duly authorized representatives of the parties.


BUYER:                             SELLER:

BOEING DEFENSE & SPACE -
IRVING CO.                         CORY COMPONENTS

/s/ John Chiarello                 /s/ Brian Gamberg
----------------------------       ------------------------------
John Chiarello                     Brian Gamberg
Contract Administrator/Buyer       President

3-21-95                            3-15-95
----------------------------       ------------------------------
Date                               Date


/s/ T.D. (Tim) Fehr
----------------------------
T.D. (Tim) Fehr
Vice President - CAS


5 May 95
----------------------------
Date

                                 ATTACHMENT "A"
                           SPECIFICATIONS AND PRICING
                           TO AGREEMENT NO. 9423JC4548

                          5 YEAR
       SPEC NUMBER       EST. USAGE                 PRICE
       -----------       ----------                 -----

     S906-70293-111     * 13,800 EA               $20.58 EA

     S906-70293-112       30,900 EA               $16.44 EA

     S906-70293-113     * 10,200 EA               $45.95 EA

     S906-70293-114     * 10,200 EA               $23.85 EA

     S906-70293-115       30,900 EA               $26.55 EA

     S906-70293-210       30,900 EA               $ 7.77 EA

     S906-70297-16        49,500 PR               $20.79 EA

     S906-70297-28       148,500 PR               $ 2.88 PR

     S906-70297-29        49,500 EA               $22.97 EA

     S906-70297-30        49,500 EA               $53.22 EA

     S906-70293-221      *USAGE EST.              $21.58 EA
                         SHARED WITH
                         S906-70293-111

     S906-70293-222      *USAGE EST.              $24.85 EA
                         SHARED WITH
                         S906-702093-114

     S906-70293-225     * USAGE EST.              $46.95 EA
                         SHARED WITH
                         S906-70293-113

     NOTE:
          QUANTITIES SHOWN ARE ESTIMATES FOR PLANNING PURPOSES ONLY AND DO NOT REPRESENT A FIRM COMMITMENT.

                                 ATTACHMENT "B"
                                    LEADTIME
                           TO AGREEMENT NO. 9423JC4548



                                    LEADTIME IN WEEKS

   SPEC NUMBER         1995      1996      1997      1998      1999

S906-70293-111          10         8         8         8         8

S906-70293-112          10         8         8         8         8

S906-70293-113          10         8         8         8         8

S906-70293-114          10         8         8         8         8

S906-70293-115          10         8         8         8         8

S906-70293-210          10         8         8         8         8

S906-70297-16           10         8         8         8         8

S906-70297-28           10         8         8         8         8

S906-70297-29           10         8         8         8         8

S906-70297-30           10         8         8         8         8

S906-70293-221          10         8         8         8         8

S906-70293-222          10         8         8         8         8

S906-70293-225          10         8         8         8         8

                                 ATTACHMENT "C"
                           SUPPLIER SCHEDULING PROGRAM
                           TO AGREEMENT NO. 9423JC4548


BUYER (Irving, Texas Plant) shall implement a Supplier Scheduling Program ("Program") with SELLER based on BUYER's Program's disciplines and techniques. BUYER and SELLER have agreed to the following terms and conditions relating to BUYER's Program:


1.   BUYER shall provide SELLER with educational training on BUYER's Program.

2.   BUYER shall eliminate the processing of formal, individual Purchase Orders.

3. BUYER shall, on a weekly basis, process and provide SELLER with BUYER's Supplier Scheduling Reports ("Reports"). An example of this Report is provided in Attachment "D".

4. Each Report provided to SELLER by BUYER shall contain the following information:

     A.   Each Report shall identify BUYER's and SELLER's part number.

     B. On each report an asterisk ("*"), if any, shall precede each line item that identifies quantities and specific dates which represents BUYER's confirmed release requirements, and shall be construed as SELLER's authorization to manufacture and ship such products to BUYER in the quantities and in accordance with the dates specified on the Report.

     C. Line items that contain quantities and specific dates, and are not preceded with an asterisk, represent BUYER's offer to purchase such quantities of product(s). SELLER shall indicate its acceptance, acceptance with modification or rejection to BUYER's offer within three (3) business days of receipt of BUYER's Report. If, through no fault of the BUYER, SELLER fails to respond by the close of business on the third (3rd) working day after receipt of the BUYER's Report, BUYER shall proceed as though the SELLER had accepted. ("Silence is acceptance/approval").

          On an existing committed receipt, SELLER shall have three (3) working days from date of BUYER's notification to SELLER to accept BUYER's reschedule in, reschedule out or cancellation. If, through no fault of the BUYER, SELLER fails to respond by the close of business on the third (3rd) working day after receipt of the BUYER's Report, BUYER shall proceed as though the SELLER had accepted.

          Upon SELLER's verbal or written acceptance to BUYER's offer to purchase products, BUYER shall immediately modify the Report by adding an asterisk ("*") to the appropriate line item(s) to signify confirmation of order release.

     D. Those quantities listed in monthly and/or quarterly columns without an asterisk and/or specific date are to be used by the SELLER for "PLANNING" purpose ONLY. This information is subject to automatically change as our Material Requirements Planning (MRP) changes. These quantities shall be referred to as projected forecasts and/or planned orders.

5.   For Item 4 refer to Attachment "D" which represents an example report.

6. SELLER shall reference the master agreement number and the contract number (See Attachment "D" on the packing lists and invoices issued under this Supplier Scheduling Section. See Article 15.0 "Invoice and Payment" and
     16.0 "Packaging and Shipping" for additional references required.

7. SELLER agrees to be bound by BUYER's Supplier Scheduling program in the area of offer and acceptance (Refer to Item 4[C]).

8. SELLER agrees all terms and conditions of this Agreement shall apply to Supplier Scheduled part numbers, (i.e., selling price, lead-time, payment terms, FOB, warranties, etc.) as modified in this Supplier Scheduling section.

9. To the best of BUYER's knowledge, all fields of information on the Report are correct. If SELLER discovers any discrepancies or errors in the Report, SELLER shall notify BUYER in within three (3) working days of such discovery.

                                 ATTACHMENT "D"

                            AGREEMENT NO. 9423JC4548

PMS-SSS-B02 (VERSION: 10/22/92)       BOEING AEROSPACE AND ELECTRONIC - IRVING     02/03/95   09:43    PAGE: 1
DELIVER TO: PCR

                                            SUPPLIER SCHEDULE REPORT

                                             FOR: CORY COMPONENTS

                                                 Supplier Name
                                                   Scheduler
                                                    Report
                                                   02/03/95

        CORY COMPONENTS                                             BA&E-I

        2201 ROSECRANS AVENUE                                       3131 STORY ROAD WEST
        EL SEGUNDO, CA 90245                                        IRVING, TX 75038
        9423JC4548                                                  SARAH HART
        310-536-0034                                                214-659-2681
        310-536-0206                                                214-659-4198

        REFERENCE: MASTER AGREEMENT 9423JC4548


                                 ATTACHMENT "D"
                       BOEING DEFENSE & SPACE - IRVING CO.

                            SUPPLIER SCHEDULE REPORT
                               for XYZ CORPORATION


     P/N:           DESC:          P. O.   XX-XXXXX       START:  9-1-94       STOP:   8-31-99

     SUPPLIER P/N:      U/M: EA    ABCD:   A      PRICE:            L/T: 30            S/C AA

REL TO DATE: 398   QTY TO STOCK: 298    QTY PAST DUE: 100     QTY ON DOCK: 0    LAST RCVD DATE: 04/24/91



                                                                                                                       NEXT   NEXT
JUN/91    JUL/91    AUG/91    SEPT/91    OCT/91    NOV/91    DEC/91    JAN/92    FEB/92    MAR/92    APR/92   MAY/92    QTR    QTR
----------------------------------------------------------------------------------------------------------------------------------
   100       150       195          0         0       235         0         0        85       205         0      150     70     55
06/10*  07/15
                                                                                                                         70     75
   100         0         0          0         0         0         0         0         0         0          0       0
06/22 *
----------------------------------------------------------------------------------------------------------------------------------
   200       150       195          0         0       235         0         0        85       205          0     150    140    130
----------------------------------------------------------------------------------------------------------------------------------

 EXTERNAL NOTES:    SHP: SPECIAL SHIPPING INSTRUCTIONS
                    CXL: CANCEL IDENTIFIED SCHEDULE/QUANTITY
                    R/I: RESCHEDULE-IN REQUEST
                    R/O: RESCHEDULE-OUT REQUEST

AGREEMENT NO.  D&SG/PIA-91-3014

                        PROPRIETARY INFORMATION AGREEMENT

Effective October 30, 1991, The Boeing Company, Defense & Space Group, acting through its Electronics Systems Division, having an office at Seattle, Washington, and Cory Components, having an office at El Segundo, California, agree as follows:

1. The parties may exchange information, some of which may be Proprietary Information, as defined below, for the purposes of review, evaluation, new Boeing parts development and source selection in connection with 777 development efforts (hereinafter referred to as the "Project"). The parties desire to protect such Proprietary Information from unauthorized disclosure and use under the terms and conditions herein.

2. For purposes of this Agreement, Proprietary Information means information related to connectors and connector technology, including compliant pin connectors; and which is disclosed hereunder by one party to the other in connection with the Project; provided that, when disclosed, such information is in written or other permanent form and is identified as proprietary to the originating party by clear and conspicuous markings. Information not in written or other permanent form shall be considered Proprietary Information from time of disclosure, provided originating Party identifies such information as proprietary at the time of disclosure and sends receiving Party a detailed written description of the information, with such clear and conspicuous markings, within thirty (30) days of the disclosure.

3. Each party shall preserve Proprietary Information (other than Boeing parts drawings) received from the other party in confidence for a period of five (5) years from the effective date of this Agreement. During this period, each party shall not disclose such Proprietary Information to any third party without written authorization from the originating party. Proprietary Information in the form of a Boeing parts drawing shall be preserved in confidence, and shall not be disclosed to any third party without written authorization from Boeing, until such time as Boeing gives written notice to the other party that the drawing is no longer proprietary to Boeing.

4. Until such time as this Agreement shall terminate pursuant to paragraph 9, each party may use Proprietary Information received from the other party, but only for the purposes set forth in paragraph 1. Upon the expiration of the period set forth in paragraph 3, all limitations on use of Proprietary Information shall cease.

5. The obligations of this Agreement regarding disclosure and use of Proprietary Information shall be satisfied by each party through the exercise of the same degree of care (provided the degree of care is reasonable) used to restrict disclosure and use of its own information of like importance.

6. This Agreement shall not restrict disclosure or use of Proprietary Information that is:

          A. Known to the receiving party without restriction as to further disclosure when received, or thereafter is developed independently by the receiving party; or

          B. Obtained without restriction as to further disclosure from a source other than the originating party through no breach of confidence by such source; or

          C. In the public domain when received, or thereafter enters the public domain through no fault of the receiving party; or

          D. Disclosed by the originating party to a third party, including the United States Government, without restriction as to further disclosure.

7. Proprietary Information shall remain the property of the originating party. Neither this Agreement nor the disclosure of Proprietary Information shall be construed as granting any right or license under any inventions, patents, copyrights, or the like, now or hereafter owned or controlled by either party. Any such disclosure shall not constitute any representation, warranty, assurance, guaranty or inducement concerning the infringement of any patent or other rights of others. No warranty of accuracy or completeness of any Proprietary Information is provided herein.

8. Proprietary Information, as well as notices and authorizations under this Agreement, shall be transmitted between the parties addressed as follows:

Boeing Defense & Space Group            Cory Components
P.O. Box 3999                           2201 Rosecrans Ave.
Seattle, WA  98124-2499                 El Segundo, CA  90245

Attention: J. Chiarello                 Attention: Brian Gamberg
           M/S OU-34
Telephone: (206) 342-3324               Telephone: (213) 536-0034

A party may change its address or designee by written notice to the other party.

9. This Agreement may be terminated by either party upon thirty (30) days written notice to the other. Unless thus earlier terminated, this Agreement shall terminate upon completion of the Project or upon expiration of a period of three (3) years from the effective date set forth above, whichever occurs first. Termination of this Agreement for any reason shall not relieve either party of any obligation to preserve Proprietary Information received prior to termination in confidence pursuant to paragraph 3, and all such obligations shall continue until expiration of the period set forth in paragraph 3.

10. Upon termination, each party shall cease use of Proprietary Information received from the other party, and shall, upon request, utilize its best efforts to destroy all Proprietary Information, including copies thereof, then in its possession or control. Alternatively, at the request of the originating party, the receiving party shall return all such Proprietary Information and copies to the originating party. Notwithstanding the other provisions of this paragraph, each party may retain one copy of such Proprietary Information, but only for archival purposes.

11. Each party shall bear all costs and expenses incurred by it under or in connection with this Agreement. Nothing in this Agreement creates an obligation by either party to enter into a contract, subcontract, or other business relationship with the other party in connection with the Project.

12. The rights and obligations provided by this Agreement shall take precedence over specific legends or statements associated with Proprietary Information when received.

13. This Agreement contains the entire understanding between the parties, superseding all prior or contemporaneous communications, agreements, and understandings between the parties with respect to the disclosure and protection of Proprietary Information in connection with the Project. This Agreement shall not be amended except by further written agreement executed by duly authorized representatives of the parties.

IN WITNESS WHEREOF, the duly authorized representatives of the parties execute duplicate originals of this Agreement.

THE BOEING COMPANY                 CORY COMPONENTS
Defense & Space Group
Electronics Systems Division


By  /s/ John Chiarello             By  /s/ Brian Gamberg
  ----------------------------       ------------------------------




Title  Buyer                       Title  President
     -------------------------          ---------------------------

Date  10-30-91                     Date  11/4/91
    --------------------------         ----------------------------